Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE:	May 14, 2010
For Further Information:	Mark S. Allio, Chairman, President and CEO
Phone: 330.576.1334
Fax: 330.666.7959
CENTRAL FEDERAL CORPORATION REVISES 1st QUARTER 2010 EARNINGS
Fairlawn, Ohio — May 14, 2010 — Central Federal Corporation (Nasdaq: CFBK) announced a revision to its previously announced first quarter 2010 earnings. The revision resulted in the Company posting a net loss for the quarter instead of a net profit, as originally announced. The revision was due to a $300,000 increase in the provision for loan losses. The revised net loss totaled $95,000, or $.05 per diluted common share for the quarter ended March 31, 2010, compared to a net loss of $246,000, or $.08 per diluted common share for the quarter ended March 31, 2009.
The Company revised its first quarter 2010 provision for loan losses to $748,000 from the previously announced $448,000. The increase was primarily related to a $1.8 million loan relationship. Subsequent to the Company’s announcement of its first quarter earnings, additional information regarding that loan relationship came to the attention of management which caused it to conclude that the loan was impaired at March 31, 2010. As a result of the impairment, a specific reserve for loan losses was applied. The additional provision increased the allowance for loan losses to $7.4 million, or 3.20% of total loans at March 31, 2010.
CFBank remains well-capitalized for regulatory purposes with a core capital ratio of 8.40% and total risk-based capital ratio of 12.20% as of March 31, 2010.
Revised financial statements are available as part of the Company’s Form 8-K filing on May 14, 2010 with the Securities and Exchange Commission, which can be accessed at http://www.sec.gov/edgar/searchedgar/companysearch.html or on the Company’s website at www.CFBankOnline.com.
About Central Federal Corporation and CFBank
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information
Statements in this release that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the Company, as defined below, or its management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. Such differences could be caused by factors including, but not limited to: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures; (iii) fluctuations in interest rates; (iv) the level of defaults and prepayments on loans made by CFBank; (v) unanticipated litigation, claims or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.

Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three months ended
	March 31,
	2010	2009	% change
Total interest income	$3,372	$3,730	-10%
Total interest expense	1,143	1,670	-32%

Net interest income	2,229	2,060	8%
Provision for loan losses	748	550	n/m

Net interest income after provision for loan losses	1,481	1,510	-2%
Noninterest income
Service charges on deposit accounts	70	82	-15%
Net gain on sales of loans	150	152	-1%
Net gain on sale of securities	240	—	n/m
Other	50	52	-4%

Noninterest income	510	286	78%

Noninterest expense
Salaries and employee benefits	1,053	1,046	1%
Occupancy and equipment	68	145	-53%
Data processing	155	156	-1%
Franchise taxes	93	86	8%
Professional fees	206	337	-39%
Director fees	26	34	-24%
Postage, printing and supplies	59	59	0%
Advertising and promotion	28	12	133%
Telephone	24	24	0%
Loan expenses	27	12	125%
Depreciation	131	119	10%
FDIC premiums	149	65	129%
Amortization of intangibles	10	—	n/m
Other	77	85	-9%

Noninterest expense	2,106	2,180	-3%

Loss before income taxes	(115)	(384)	n/m
Income tax benefit	(20)	(138)	n/m

Net loss	$(95)	$(246)	n/m

Net loss available to common stockholders	$(197)	$(347)	n/m

Share Data
Basic loss per common share	$(0.05)	$(0.08)	-41%
Diluted loss per common share	$(0.05)	$(0.08)	-41%
Cash dividends per common share	$—	$—	n/m
Average common shares outstanding — basic	4,095,217	4,084,520
Average common shares outstanding — diluted	4,095,217	4,084,520
n/m — not meaningful

Consolidated Statements of Financial Condition
($ in thousands)
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Assets
Cash and cash equivalents	$23,707	$2,973	$9,400	$12,510	$12,329
Securities available for sale	23,238	21,241	22,824	22,700	22,529
Loans held for sale	1,586	1,775	943	5,995	1,642
Loans
Single-family residential	29,586	30,519	30,386	28,703	27,756
Commercial, commercial real estate and multi-family	180,677	181,629	180,746	181,921	186,492
Consumer	20,598	26,047	27,425	25,079	25,482

Total loans	230,861	238,195	238,557	235,703	239,730
Less allowance for loan losses	(7,396)	(7,090)	(4,619)	(3,996)	(3,528)

Loans, net	223,465	231,105	233,938	231,707	236,202
Federal Home Loan Bank stock	1,942	1,942	1,942	2,109	2,109
Loan servicing rights	82	88	91	97	105
Foreclosed assets, net	—	—	—	—	175
Premises and equipment, net	6,887	7,003	4,926	5,032	5,139
Other intangible assets	159	169	—	—	—
Bank owned life insurance	4,050	4,017	3,989	3,956	3,924
Deferred tax asset	—	—	—	2,064	1,657
Accrued interest receivable and other assets	3,488	3,429	2,373	2,232	3,481

Total assets	$288,604	$273,742	$280,426	$288,402	$289,292

Liabilities and Stockholders’ Equity
Deposits
Noninterest bearing	$20,171	$17,098	$16,458	$14,960	$15,108
Interest bearing	214,563	193,990	199,439	199,958	205,283

Total deposits	234,734	211,088	215,897	214,918	220,391
Short-term Federal Home Loan Bank advances	—	2,065	—	—	—
Long-term Federal Home Loan Bank advances	23,942	29,942	30,942	33,942	28,200
Advances by borrowers for taxes and insurance	75	161	111	72	93
Accrued interest payable and other liabilities	1,953	2,104	2,919	2,265	2,531
Subordinated debentures	5,155	5,155	5,155	5,155	5,155

Total liabilities	265,859	250,515	255,024	256,352	256,370

Stockholders’ equity	22,745	23,227	25,402	32,050	32,922

Total liabilities and stockholders’ equity	$288,604	$273,742	$280,426	$288,402	$289,292

Consolidated Financial Highlights
($ in thousands except per share data)
(unaudited)

	At or for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Earnings (loss)
Net interest income	$2,229	$2,234	$2,132	$2,073	$2,060
Provision for loan losses	$748	$3,245	$4,776	$1,357	$550
Noninterest income	$510	$477	$313	$301	$286
Noninterest expense	$2,106	$1,841	$2,059	$2,182	$2,180
Net loss	$(95)	$(2,195)	$(6,688)	$(762)	$(246)
Net loss available to common stockholders	$(197)	$(2,297)	$(6,790)	$(864)	$(347)
Basic loss per common share	$(0.05)	$(0.56)	$(1.66)	$(0.21)	$(0.08)
Diluted loss per common share	$(0.05)	$(0.56)	$(1.66)	$(0.21)	$(0.08)

Performance Ratios (annualized)
Return on average assets	(0.13%)	(3.13%)	(9.26%)	(1.05%)	(0.34%)
Return on average equity	(1.62%)	(35.45%)	(89.50%)	(9.42%)	(2.98%)
Average yield on interest-earning assets	5.12%	5.31%	5.20%	5.33%	5.53%
Average rate paid on interest-bearing liabilities	1.91%	2.20%	2.36%	2.62%	2.82%
Average interest rate spread	3.21%	3.11%	2.84%	2.71%	2.71%
Net interest margin, fully taxable equivalent	3.39%	3.37%	3.12%	3.03%	3.05%
Efficiency ratio	83.87%	67.69%	84.21%	91.91%	92.92%
Noninterest expense to average assets	2.97%	2.63%	2.85%	3.01%	3.04%

Capital
Equity to total assets at end of period	7.88%	8.48%	9.06%	11.11%	11.38%
Tangible equity to tangible assets	7.83%	8.43%	9.06%	11.11%	11.38%
Book value per common share	$3.83	$3.95	$4.49	$6.11	$6.32
Tangible book value per common share	$3.79	$3.91	$4.49	$6.11	$6.32
Period-end market value per common share	$1.19	$1.50	$2.65	$2.92	$2.90
Dividends declared per common share	$—	$—	$—	$—	$—
Period-end common shares outstanding	4,098,671	4,099,587	4,100,337	4,100,337	4,101,537
Average basic common shares outstanding	4,095,217	4,092,903	4,090,299	4,087,785	4,084,520
Average diluted common shares outstanding	4,095,217	4,092,903	4,090,299	4,087,785	4,084,520

Asset Quality
Nonperforming loans	$14,066	$13,234	$12,265	$7,288	$4,996
Nonperforming loans to total loans	6.09%	5.56%	5.14%	3.09%	2.08%
Nonperforming assets to total assets	4.87%	4.83%	4.37%	2.53%	1.79%
Allowance for loan losses to total loans	3.20%	2.98%	1.94%	1.70%	1.47%
Allowance for loan losses to nonperforming loans	52.58%	53.57%	37.66%	54.83%	70.62%
Net charge-offs	$430	$789	$4,102	$889	$141
Annualized net charge-offs to average loans	0.74%	1.32%	6.91%	1.49%	0.24%

Average Balances
Loans	$226,913	$233,146	$233,041	$234,235	$236,011
Assets	$284,005	$280,357	$289,025	$290,097	$287,216
Stockholders’ equity	$23,472	$24,770	$29,889	$32,350	$33,070